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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of earliest event reported): MAY 30, 1996

                            MARGO NURSERY FARMS, INC.
             (Exact name of registrant as specified in this charter)

         FLORIDA                       0-15336                  59-2807561
(State or other jurisdiction of  (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

ROAD 690, KILOMETER 5.8 VEGA ALTA, PUERTO RICO                    00692
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:   (787) 883-2570

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ITEM 5.  OTHER EVENTS

      On May 30, 1996, Margo Nursery Farms, Inc. (The "Company") issued a press release announcing that the Company, all related entities of the Company and Michael J. Spector, the Chairman of the Board, Chief Executive Officer and major stockholder of the Company (the "Margo Entities") had entered into a Settlement Agreement with First Union National Bank of Florida ("First Union"). The settlement agreement covers all claims brought by First Union against the Margo Entities related to a loan facility obtained by the Margo Entities from Southeast Bank, N.A. in 1988 and later acquired by First Union. The
Settlement Agreement also settles all counterclaims brought by the Margo Entities against First Union related to First Union's efforts to collect such loan.

      The Settlement Agreement provides for a payment to First Union of $5,625,000, of which $5,285,000 will be paid by Margo Entities and $340,000 will be paid by Mr. Spector. The settlement payment being made by the Company, excluding related costs, will result in a charge of approximately $308,000 (or $0.16 per share) in the second quarter of 1996, after application of existing reserves allocated to this matter. The Company stated that the charge does not affect income from operations for the second quarter of 1996 which it expects will show improvement as compared to the second quarter of 1995.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORM, FINANCIAL INFORMATION AND EXHIBITS

            (c)   Exhibits

                  99         Press Release dated May 30, 1996.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                               MARGO NURSERY FARMS, INC.

                               By:     /S/ ALFONSO ORTEGA
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                                       Alfonso Ortega
                                 Vice President, Treasurer
                                    and Chief Financial Officer

Date:  May 30 , 1996
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                                  EXHIBIT INDEX

     EXHIBIT NUMBER                DESCRIPTION                          PAGE

           99              Press Release dated May 30,1996